SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 22, 2002
                                                           ------------


                               Intelligroup, Inc.
         --------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


  New Jersey                   0-20943                      11-2880025
--------------------------------------------------------------------------------
(State or Other     (Commission File Number)   (IRS Employer Identification No.)
Jurisdiction of
Incorporation)

499 Thornall Street
Edison, New Jersey                                                    08837
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


                                 (732) 590-1600
               -------------------------------------------------
                         (Registrant's telephone number,
                              including area code)



         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 6.    RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     On May 22, 2002, Rajkumar Koneru, a member of the Board of Directors (the "Board") of Intelligroup, Inc. (the "Company") since 1994, resigned from the Board. Mr. Koneru forwarded a letter to the Company stating that his resignation was a result of (i) his disagreement with the strategic direction of the Company, and (ii) the Board and management's failure to inform Mr. Koneru of certain events and decisions made by the Board and management of the Company which made Mr. Koneru uncomfortable while representing the interests of all shareholders of the Company. Mr. Koneru's letter is filed as an exhibit to this Current Report on Form 8-K.

     The Company disagrees with Mr. Koneru's assertion that he has not been informed on a timely basis of certain events and decisions made by the Board and management of the Company. Additionally, Mr. Koneru has not presented to the Board any plans relating to the strategic direction of the Company. The remaining members of the Board fully support the current business strategy of the Company.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Information of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information (unaudited).

Not applicable.

(c) Exhibits.

Exhibit No.                        Description of Exhibit
----------                         ----------------------

17.1 Letter of resignation dated May 22, 2002 from Rajkumar Koneru to the Company.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  INTELLIGROUP, INC.


                                  By:  /s/ Nagarjun Valluripalli
                                     --------------------------------
                                  Name: Nagarjun Valluripalli
                                  Title:   President and Chief Executive Officer



Date: May 23, 2002